AMENDMENT AND CONSENT


                  AMENDMENT AND CONSENT, dated as of November 12, 1997, among Renaissance International Export, Inc., a Delaware corporation, Dana Perfumes Corp. ("Borrower"), the other Credit Parties to the Credit Agreement referred to below, General Electric Capital Corporation, for itself, as Lender, and as Agent for Lenders, and the other Lenders party to the Credit Agreement.

                              W I T N E S S E T H:

                  WHEREAS, Borrower, the other Credit Parties, Agent and Lenders are parties to that certain Credit Agreement dated as of March 12, 1997 (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement", and unless the context otherwise requires or unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement); and

                  WHEREAS, Borrower has requested that Agent and Lenders amend the Credit Agreement to provide for Letters of Credit and make certain other amendments as hereinafter set forth; and

                  WHEREAS, Borrower has requested that Agent and Lenders consent to the formation by Borrower of Renaissance International Export, Inc., and to amend the Loan Documents to add Renaissance International Export, Inc. as a Credit Party as hereinafter set forth; and

                  WHEREAS, Agent and Lenders have agreed to amend the Loan Documents and consent to the formation of Renaissance International Export, Inc., on the terms and subject to the conditions as hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

                  SECTION 1. Amendments to the Credit Agreement. The following amendments shall be effective on the Effective Date (as defined below) (except for the amendments set forth in Sections 1(g), 1(h), 1(z), 1(af), 1(ag) and 1(ah) below, which shall be effective as of September 30, 1997):

                  (a) Section 1.1(a)(i) of the Credit Agreement is amended by adding the phrase ", in each case less the sum of the Letter of Credit Obligations outstanding at such time" after the phrase "the Borrowing Base" in the fourth sentence thereof.

                  (b) Section 1.1(a)(iii) of the Credit Agreement is amended by adding the phrase "or incur any Letter of Credit Obligations," after the phrase "Overadvances or Revolving Credit Advances," in the first sentence thereof.

                  (c) Section 1 of the Credit Agreement is amended by adding a new Section 1.1A at the end thereof which reads as follows:

                                    "1.1A Letters of Credit. Subject to and in
                  accordance with the terms and conditions contained herein and in Annex B, Borrower shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrower."

                  (d) The fourth sentence of Section 1.2(a) of the Credit Agreement is amended to read in its entirety as follows:

                  "Upon any such prepayment and reduction or termination of the Commitment, Borrower's right to request Revolving Credit Advances, or request that Letter of Credit Obligation be incurred on its behalf, shall simultaneously be permanently reduced or terminated, as the case may be; provided that a permanent reduction of the Commitment shall not require a corresponding pro rata reduction in the L/C Sublimit (as defined in Annex B)."

                  (e) Section 1.2(b) of the Credit Agreement is amended by adding a new sentence after the first sentence thereof to read as follows:

                  "If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess."

                  (f) The first sentence of Section 1.2(c) of the Credit Agreement is amended by (i) deleting the word "and" before the word "third", and
(ii) adding to the end thereof the following clause:

                  "; and fourth, to any Letter of Credit Obligations, to provide cash collateral therefor in the manner set forth in Annex B, until such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B."

                  (g) The second paragraph of Section 1.4(a) of the Credit Agreement is amended to read in its entirety as follows:

                                    "The Applicable Revolver Index Margin and
                  Applicable Revolver LIBOR Margin will be 1.00% and 2.25% per annum, respectively, as of the Closing Date. The Applicable Margins will be adjusted (up or down) prospectively on a quarterly basis as determined by Parent's Interest Coverage Ratio for the 12-month period then ended, commencing with the delivery of Parent's quarterly Financial Statements to Lenders for the Fiscal Quarter ending September 30, 1997 (subject to adjustment as provided in the following paragraph).

                  Adjustments in Applicable Margins will be determined by reference to the following grids:



                   IF INTEREST                                    LEVEL OF
               COVERAGE RATIO IS:                            APPLICABLE MARGINS:
                                                             -------------------
                greater than 2.00                                 Level I
greater than 1.25, but less than or equal to 2.00                 Level II
greater than 1.00, but less than or equal to 1.25                 Level III
           less than or equal to 1.00                             Level IV


                               APPLICABLE MARGINS

                                           LEVEL I         LEVEL II          LEVEL III        LEVEL IV
                                           -------         --------          ---------        --------
Applicable Revolver
Index Margin                                1.00%            1.25%             1.50%            2.00%

Applicable Revolver LIBOR
Margin                                      2.25%            2.50%             2.75%            3.00%"

                  (h) The first sentence of the third paragraph of Section 1.4(a) of the Credit Agreement is amended to delete the phrase "except that there shall be no adjustment of the Applicable Revolver LIBOR Margin for an outstanding LIBOR Loan during the LIBOR Period for such Loan".

                  (i) Section 1.4(d) of the Credit Agreement is amended to read in its entirety as follows:

                                    "(d) So long as any Default or Event of
                  Default shall have occurred and be continuing, and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand."

                  (j) Clause number "(3)" of the last sentence of Section 1.10(a) of the Credit Agreement is amended to read in its entirety as follows:

                  "(3) to principal payments on the Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balances of the Loans and outstanding Letter of Credit Obligations;"

                  (k) Section 2.2 of the Credit Agreement is amended to read in its entirety as follows:

                                    "2.2 Further Conditions to Each Loan. Except
                  as otherwise expressly provided herein, no Lender shall be obligated to fund any Loan, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

                                    (a) Any representation or warranty by any
                  Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date in any material respect, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement; or

                                    (b) Any event or circumstance having a
                  Material Adverse Effect shall have occurred since the date hereof and be continuing; or

                                    (c) (i) Any Event of Default shall have
                  occurred and be continuing or would result after giving effect to any Loan (or the incurrence of any Letter of Credit Obligations), or (ii) a Default shall have occurred and be continuing or would result after giving effect to any Loan, and Agent or Requisite Lenders shall have determined not to make any Loan or incur any Letter of Credit Obligation so long as that Default is continuing; or

                                    (d) After giving effect to any Advance (or
                  the incurrence of any Letter of Credit Obligations), the outstanding principal amount of the Revolving Loan would exceed the lesser of the Borrowing Base (plus Overadvances as to which demand for payment has not been made) and the Maximum Amount.

                  The request and acceptance by Borrower of the proceeds of any Loan, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan, as the case may be, shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents."

                  (l) The introductory paragraph of Section 3 of the Credit Agreement is amended by adding the phrase "and to incur Letter of Credit Obligations" immediately after the word "Loans".

                  (m) The last sentence of Section 3.9 of the Credit Agreement is amended by adding the phrase "the incurrence of the Letter of Credit Obligations on behalf of Borrower," after the phrase "Borrower,".

                  (n) Section 3.23(a) of the Credit Agreement is amended by adding the phrase "and Letter of Credit Obligations" immediately after each reference to "Loans" therein.

                  (o) Section 3.25 of the Credit Agreement is amended to read in its entirety as follows:

                                    "3.25 Parent Debt. As of the Closing Date,
                  Borrower has delivered to Agent a complete and correct copy of the Parent Notes (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). Parent has the corporate power and authority to incur the Indebtedness evidenced by the Parent Notes. The subordination provisions of the Parent Notes (other than the 1997 Senior Notes) are enforceable against the holders thereof by Agent and Lenders. All Obligations, including the Obligations to pay principal of and interest on the Loans and the Letter of Credit Obligations, constitute senior Indebtedness entitled to the benefits of the subordination provisions contained in the Parent Notes (other than the 1997 Senior Notes). The principal of and interest on the Notes, all Letter of Credit Obligations and all other Obligations will constitute "senior debt" as that or any similar term is or may be used in any other instrument evidencing or applicable to any other Parent Debt (other than the 1997 Senior Notes). Borrower acknowledges that Agent and each Lender are entering into this Agreement and are extending the Commitments in reliance upon such subordination provisions and this Section 3.25."

                  (p) The first sentence of Section 6.1 of the Credit Agreement is amended by deleting in clause (b) thereof the phrase "except mergers, consolidations or combinations of any Credit Party (other than Parent) with any other Credit Party (other than Parent (other than a merger of Holdings into Parent)), provided that no Default or Event of Default shall have occurred and be continuing or would result from such merger, consolidation or combination" and substituting in place thereof the following phrase:

                  "except mergers, consolidations or combinations of any Credit Party (other than Parent) or any non-Credit Party Subsidiary of a Credit Party with any Credit Party (other than Parent (other than a merger of Holdings into Parent)), and liquidations and dissolutions of any Credit Party (other than Parent) or any non-Credit Party Subsidiary of a Credit Party by transfer of its assets and liabilities to a Credit Party (other than Parent), provided that no Default or Event of Default shall have occurred and be continuing or would result from such merger, consolidation, combination, liquidation or dissolution"

                  (q) Section 6.1 of the Credit Agreement is further amended by adding the following paragraph at the end thereto:

                                    "Notwithstanding the foregoing provisions of
                  this Section 6.1, any Credit Party may form one or more new wholly-owned domestic Subsidiaries whose sole purpose is to serve as a joint venturer in a Permitted Joint Venture (a "Joint Venture Subsidiary"), provided that (i) the Joint Venture Subsidiary becomes a Credit Party, a Guarantor, a party to the Security Agreement, and a party to the Pledge Agreement, (ii) no Default or Event of Default shall have occurred and be continuing or result from such formation, and
                  (iii) the requirements of a Permitted Joint Venture are complied with."

                  (r) Clause "(h)" of Section 6.2 of the Credit Agreement is amended by deleting the amount "$2,000,000" and substituting therefor "$5,000,000".

                  (s) The first sentence of Section 6.8 of the Credit Agreement is amended: (i) by deleting the word "and" immediately preceding clause "(b)";
(ii) by deleting the word "and" immediately preceding clause "(e)"; and (iii) by adding the following clause to the end thereof ", and (f) as permitted by
Section 6.1".

                  (t) Section 8.2 of the Credit Agreement is amended to read in its entirety as follows:

                                    "8.2 Remedies. (a) If any Default or Event
                  of Default shall have occurred and be continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, suspend this facility with respect to further Advances and/or the incurrence of further Letter of Credit Obligations whereupon any further Advances and Letter of Credit Obligations shall be made or extended in Agent's sole discretion (or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Default or Event of Default shall have occurred and be continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

                                    (b) If any Event of Default shall have
                  occurred and be continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, (i) terminate this facility with respect to further Advances or the incurrence of further Letter of Credit

                  Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each other Credit Party; and (iii) exercise any rights and remedies provided to Agent under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of an Event of Default specified in Sections 8.1(g), (h) or (i), all of the Obligations, including the Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person."

                  (u) Section 9.1(a) of the Credit Agreement is amended by adding the phrase "Letter of Credit Obligations," immediately after the word "Loans," in the first sentence thereof.

                  (v) Section 11.2(b) of the Credit Agreement is amended by adding the phrase "or Letter of Credit Obligations" after the word "Loan" in clause (ii) thereof.

                  (w) Annex A to the Credit Agreement is hereby amended by adding the following definitions thereto in the appropriate alphabetical order:

                                    "Joint Venture Subsidiary" shall have the
                  meaning assigned to such term in Section 6.1.

                                    "L/C Issuer" shall have the meaning assigned
                  to such term in Annex B.

                                    "Letter of Credit Fee" shall have the
                  meaning assigned to such term in Annex B.

                                    "Letter of Credit Obligations" shall mean
                  all outstanding obligations incurred by Agent and Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a reimbursement agreement or guaranty by Agent or purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by Agent or Lenders thereupon or pursuant thereto.

                                    "Letters of Credit" shall mean commercial or
                  standby letters of credit issued for the account of Borrower by any L/C Issuer, and bankers' acceptances issued by Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

                  (x) The definition of "Commitments" in Annex A to the Credit Agreement is amended to read in its entirety as follows:

                                    "Commitments" shall mean (a) as to any
                  Lender, the aggregate commitment of such Lender to make Revolving Credit Advances and/or incur Letter of Credit Obligations as set forth on the signature page to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances and/or incur Letter of Credit Obligations, which aggregate commitment shall be Seventy Five Million Dollars ($75,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

                  (y) The definition of "Commitment Termination Date" in Annex A to the Credit Agreement is amended to read in its entirety as follows:

                                    "Commitment Termination Date" shall mean the
                  earliest of (a) March 12, 2002, (b) the date of termination of Lenders' obligations to make Advances and/or incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrower of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of the Commitment to zero dollars ($0), in accordance with the provisions of Section 1.2(a).

                  (z) The definition of "Interest Coverage Ratio" in Annex A to the Credit Agreement is amended to read in its entirety as follows:

                                    "Interest Coverage Ratio" shall mean, with
                  respect to any Person for any 12-month period, the ratio of
                  (a) EBITDA, to (b) cash Interest Expense (without regard to interest income), less the Escrow Adjustment (as defined below), plus cash dividends paid to holders of Cumulative Exchangeable Preferred Stock. For purposes of this definition the term "Escrow Adjustment" shall represent the current accrual of amounts to be paid out of the 1997 Senior Notes Escrow Account as follows: (i) $4,842,000 for the 12-month period ended on the Fiscal Quarter ending September 30, 1997;
                  (ii) $7,263,000, for the 12- month period ended on the Fiscal Quarter ending December 31, 1997; and (iii) $9,684,000 for the 12-month period ended on the Fiscal Quarter ending March 31, 1998 and each Fiscal Quarter end thereafter; provided, however, such adjustment shall be made only so long as a semi-annual disbursement representing the semi-annual interest due on $79.0 million aggregate principal amount of the 1997 Senior Notes is being paid out of the 1997 Senior Notes Escrow Account, pursuant to the 1997 Senior Notes Escrow Agreement.

                  (aa) The definition of "Requisite Lenders" in Annex A to the Credit Agreement is amended to read in its entirety as follows:

                                    "Requisite Lenders" shall mean (a) Lenders
                  having at least sixty-six and two-thirds percent (66 2/3%) of the Commitments of all Lenders, or (b) if the Commitments have been terminated, at least sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of the Loans and Letter of Credit Obligations.

                  (bb) The definition of "Revolving Loan" in Annex A to the Credit Agreement is amended to read in its entirety as follows:

                                    "Revolving Loan" shall mean, as the context
                  may require, at any time, the sum (i) the aggregate amount of Revolving Credit Advances outstanding to Borrower plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrower.

                  (cc) The definition of "Termination Date" in Annex A to the Credit Agreement is amended to read in its entirety as follows:

                                    "Termination Date" shall mean the date on
                  which the Loans have been indefeasibly repaid in full and all other Obligations under the Agreement and the other Loan Documents have been completely discharged and Letter of Credit Obligations have been cash collateralized, cancelled or backed by stand-by letters of credit in accordance with Annex B, and Borrower shall not have any further right to borrow any monies under the Agreement.

                  (dd) Annex B to the Credit Agreement is amended and restated in its entirety to read as Annex B annexed hereto.

                  (ee) Annex E to the Credit Agreement is amended by deleting clause (iii) of the second sentence of paragraph (d) thereof and renumbering clauses (iv) and (v) therein as clauses (iii) and (iv), respectively.

                  (ff) Paragraph (a) of Annex G to the Credit Agreement is amended by deleting "12,000,000" as the amount of maximum Capital Expenditures for the Fiscal Year ending March 31, 1998, and substituting therefor the amount of "13,500,000".

                  (gg) Paragraph (b) of Annex G to the Credit Agreement is amended to read in its entirety as follows:

                           "(b) Minimum EBITDA. The Parent on a consolidated
                  basis shall have, at the end of each Fiscal Quarter set forth below, EBITDA for the respective periods set forth below of not less than the following:

                    12-month
                  Period Ended                              EBITDA
                  ------------                              ------

         March 31, 1997                                      $18,000,000
         June 30, 1997                                        18,000,000
         September 30, 1997                                   16,000,000
         December 31, 1997                                    17,000,000
         March 31, 1998                                       26,000,000
         June 30, 1998                                        26,500,000
         September 30, 1998                                   27,000,000
         December 31, 1998                                    28,500,000
         March 31, 1999                                       31,500,000
         June 30, 1999                                        32,000,000
         September 30, 1999                                   32,000,000
         December 31, 1999                                    32,500,000
         March 31, 2000                                       34,000,000
         June 30, 2000                                        34,500,000
         September 30, 2000                                   35,000,000
         December 31, 2000                                    36,000,000
         March 31, 2001                                       37,000,000
                 and each Fiscal Quarter end thereafter."

                  (hh) The first paragraph of Paragraph (d) of Annex G to the Credit Agreement is amended to read in its entirety as follows:

                           "(d) Minimum Interest Coverage Ratio. The Parent on a
                  consolidated basis shall have at the end of each Fiscal Quarter set forth below, an Interest Coverage Ratio for the 12-month period then ended of not less than the following:

                  0.94 for the Fiscal Quarter ending March 31, 1997;
                  0.85 for the Fiscal Quarter ending June 30, 1997;
                  0.85 for the Fiscal Quarter ending September 30, 1997;
                  0.90 for the Fiscal Quarter ending December 31, 1997;
                  1.50 for the Fiscal Quarter ending March 31, 1998;
                  1.50 for the Fiscal Quarter ending June 30, 1998;
                  1.60 for the Fiscal Quarter ending September 30, 1998;
                  1.70 for the Fiscal Quarter ending December 31, 1998;
                  1.75 for the Fiscal Quarter ending March 31, 1999;
                  1.70 for the Fiscal Quarter ending June 30, 1999;
                  1.50 for the Fiscal Quarter ending September 30, 1999;
                  1.40 for the Fiscal Quarter ending December 31, 1999;
                  1.30 for the Fiscal Quarter ending March 31, 2000;
                  1.30 for the Fiscal Quarter ending June 30, 2000;
                  1.30 for the Fiscal Quarter ending September 30, 2000; and 1.40 for the Fiscal Quarter ending December 31, 2000 and each Fiscal Quarter end thereafter."

                  SECTION 2. Consent and Amendments regarding Renaissance International Export, Inc. Effective as of the Effective Date: (a) notwithstanding Section 6.1(a) of the Credit Agreement, Agent and Lenders hereby consent to the formation of Renaissance International Export, Inc., a Delaware corporation and newly-formed wholly-owned subsidiary of Borrower ("Export"); and
(b) the Credit Agreement is hereby amended to add Export as a Credit Party, (ii) the Security Agreement is hereby amended to add Export as a Grantor, (iii) the Guaranty is hereby amended to add Export as a Guarantor, and (iv) the Pledge Agreement is hereby amended to add Export as a Pledgor, in each case, as though Export had been an original signatory thereto.

                  SECTION 3. Fees. In consideration of the amendments and consent herein, Borrower shall pay on the Effective Date to Agent (i) a fee of $200,000, to be divided among the Lenders executing this Amendment and Consent based on their Pro Rata Share and (ii) a fee of $50,000 solely for the benefit of GE Capital (collectively, the "Amendment Fee").

                  SECTION 4. TCW Landlord Consent. The parties hereto agree that if pursuant to that certain Landlord's Subordination and Consent, dated September 18, 1997, by and among, Trust Company of the West, as trustee of TCW Realty Fund IV, Cosmar Corporation and Agent (the "TCW Landlord Consent"), Agent is required to reimburse any Person for attorneys' fees and costs and disbursements in connection with an action or proceeding against Agent, then the Credit Parties shall promptly pay such attorneys' fees and costs and disbursements for Agent's account. The parties hereto further agree that if the Credit Parties fail to pay or reimburse Agent for such attorneys' fees and costs and disbursements within ten (10) Business Days following Agent's demand for such payment or reimbursement, such failure shall constitute an Event of Default under the Credit Agreement, and that in any event, any such unpaid amounts shall be included in the Obligations.

                  SECTION 5. Representations and Warranties of the Credit Parties and Export. The Credit Parties and Export represent and warrant to Agent and each Lender as follows:

                  (a) The execution, delivery and performance by each Credit Party and Export of this Amendment and Consent (and each of the financing statements and other documents to be executed by such Person pursuant hereto) and the creation of all Liens provided for herein: (1) are within such Person's corporate power; (2) have been duly authorized by all necessary or proper corporate and shareholder action; (3) do not contravene any provision of such Person's charter or bylaws; (4) do not violate any law or regulation, or any order or decree of any Governmental Authority; (5) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (6) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (7) do not require the consent or approval of any Governmental Authority or any other Person.

                  (b) This Amendment and Consent and the financing statements and other documents to be executed and delivered by the Credit Parties and Export have been duly executed and delivered by each Credit Party and Export and this

Amendment and Consent and the Loan Documents as amended hereby constitute the legal, valid and binding obligation of such Credit Party and Export enforceable against it in accordance with their terms.

                  (c) After giving effect to the amendments and consent contained in this Amendment and Consent, each of the representations and warranties of the Credit Parties (including Export) contained in the Credit Agreement and each of the other Loan Documents shall be true and correct on and as of the Effective Date as if made on such date, except to the extent any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by such agreements.

                  (d) After giving effect to the amendments and consent contained in this Amendment and Consent, no Default or Event of Default shall be continuing.

                  (e) Upon the Effective Date, Export shall be a Credit Party, Grantor, Guarantor and Pledgor under the Credit Agreement, Security Agreement, Guaranty and Pledge Agreement, respectively.

                  SECTION 6. Conditions Precedent to the Effectiveness of this Amendment and Consent. This Amendment and Consent shall become effective as of the first date on which each of the following conditions shall have been satisfied or provided for in a manner satisfactory to Agent, or waived by Agent and Requisite Lenders (such date is referred to herein as the "Effective Date"):

                  (a)  Agent shall have executed this Amendment and Consent.

                  (b) Agent shall have received, in form and substance satisfactory to Agent, this Amendment and Consent, duly executed and delivered by Export, Borrower, the other Credit Parties and Requisite Lenders.

                  (c) Agent on behalf of Lenders executing this Amendment and Consent and GE Capital shall have received the Amendment Fee.

                  (d) Agent shall have received, in form and substance satisfactory to Agent, financing statements on Form UCC-1 in proper form for filing, duly executed and delivered by Export.

                  (e) Agent shall have received, in form and substance satisfactory to Agent, Pledge Amendments, duly executed and delivered by Borrower and Export, pledging Intercompany Notes between Borrower and Export pursuant to Section 6.4(a)(vii) of the Credit Agreement, along with the original Intercompany Notes and duly executed instruments of transfer in blank in form and substance satisfactory to Agent.

                  SECTION 7. Reference to and Effect on the Loan Documents. (a) On and after the Effective Date, each reference in the Loan Documents to "this Agreement", "herein", "hereof", "hereunder" or words of similar import, shall mean and be a reference to such Loan Document as amended hereby.

                  (b) Except as specifically amended above, the Credit Agreement, the Notes and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment and Consent shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                  SECTION 8. Fees and Expenses. Borrower agrees to reimburse Agent for all reasonable out-of-pocket fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors in connection with the preparation, execution, and delivery of this Amendment and Consent.

                  SECTION 9. GOVERNING LAW. THIS AMENDMENT AND CONSENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                  SECTION 10. Section Titles. Section titles contained in this Amendment and Consent are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  SECTION 11. Counterparts. This Amendment and Consent may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

                  IN WITNESS WHEREOF, this Amendment and Consent has been duly executed as of the date first written above.

                                            RENAISSANCE INTERNATIONAL
                                             EXPORT, INC.


                                            By: /s/
                                               Name:
                                               Title:


                                            DANA PERFUMES CORP.


                                            By: /s/
                                               Name:
                                               Title:


                                            GENERAL ELECTRIC CAPITAL
                                              CORPORATION,
                                                     as Agent and Lender


                                            By: /s/
                                               Name:
                                               Title: Duly Authorized Signatory


                                            NATIONAL CITY COMMERCIAL
                                              FINANCE, INC.,
                                                     as Lender


                                            By: /s/
                                               Name:
                                               Title:

                                            PNC BANK, N.A.,
                                                     as Lender


                                            By: /s/
                                               Name:
                                               Title:


                                                     Other Credit Parties:


                                            RENAISSANCE COSMETICS, INC.
                                            COSMAR CORPORATION
                                            RCI CHINA, INC.
                                            GREAT AMERICAN COSMETICS, INC.
                                            HOUBIGANT (1995) LIMITED
                                            MEM COMPANY, INC.
                                            TINKERBELL, INC.
                                                (f/k/a MARTON FRERES, INC.)
                                            MEM COMPANY (CANADA) LIMITED


                                            By: /s/
                                               Name:
                                               Title:

                              ANNEX B (SECTION 1.2)
                                       TO
                                CREDIT AGREEMENT

                                LETTERS OF CREDIT

                  (a) Issuance. Subject to the terms and conditions of the Agreement, Agent and Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower and for Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued (by a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an "L/C Issuer")) for Borrower's account and guaranteed by Agent; provided, however, that if the L/C Issuer is a Revolving Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) five million dollars ($5,000,000) (the "L/C Sublimit"), and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances, and (iii) the Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances. No such Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof, and neither Agent nor Revolving Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date which is later than the Commitment Termination Date.

                  (b) (i) Advances Automatic; Participations. In the event that Agent or any Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance under Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding Borrower's failure to satisfy the conditions precedent set forth in Section 2, and each Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Revolving Lender to make available to Agent for Agent's own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender's Pro Rata Share of any such payment.

                           (ii) If the L/C Issuer is a Revolving Lender or if it
shall be illegal or unlawful for Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Section 8.1(h) or (i) or otherwise or if it shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, then (i) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Revolving Lender's Pro Rata Share of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (ii) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Revolving Lender's Pro Rata Share of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

                  (c) Cash Collateral. If Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, Borrower will pay to Agent for the benefit of Revolving Lenders cash or cash equivalents acceptable to Agent ("Cash Equivalents") in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to Agent. The Cash Collateral Account shall be in the name of Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent. Borrower hereby pledges and grants to Agent, on behalf of Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

                  If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower shall either (i) provide cash collateral therefor in the manner described above, or (ii) cause all such Letters of Credit and guaranties thereof to be canceled and returned, or (iii) deliver a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as may be satisfactory to Agent in its sole discretion.

                  From time to time after funds are deposited in the Cash Collateral Account by Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by Borrower to Lenders with respect to such Letter of Credit Obligations of Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of Borrower, to any other Obligations then due and payable.

                  Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations when due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrower or as otherwise required by law.

                  (d) Fees and Expenses. Borrower agrees to pay to Agent for the benefit of Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (x) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (y) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to one and one-half percent (1.50%) per annum multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent for the benefit of the Revolving Lenders in arrears, on the first day of each month. In addition, Borrower shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

                  (e) Request for Incurrence of Letter of Credit Obligations. Borrower shall give Agent at least two (2) Business Days prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary to which such

Letter of Credit Obligation relates and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) to be guaranteed. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Agent may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Agent and the L/C Issuer.

                  (f) Obligation Absolute. The obligation of Borrower to reimburse Agent and Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Agent or the L/C Issuer if it is a Revolving Lender with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrower and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

                  (i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

                  (ii) the existence of any claim, set-off, defense or other right which Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

                  (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by Agent or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guaranty;

                  (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

                  (vi) the fact that a Default or an Event of Default shall have occurred and be continuing.

                  (g) Indemnification; Nature of Lenders' Duties. In addition to amounts payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including attorneys' fees and allocated costs of internal counsel) which Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or guaranty thereof, or (ii) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

                  As between Agent and any Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Agent nor any Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided that, in the case of any payment by Agent or the L/C Issuer if it is a Revolving Lender under any Letter of Credit or guaranty thereof, Agent or such L/C Issuer shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (vii) for the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (viii) for any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder or under the Agreement.

                  Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Borrower and such L/C Issuer.